UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 24, 2011

Date of Report (Date of earliest event reported)

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2011, the Singapore Economic Development Board, or EDB, notified us that it granted our application relating to potential tax incentives for our business in Singapore. The EDB is an agency of the Government of Singapore, and affiliated entities of EDB, BioMedical Sciences Investment Fund Pte. Ltd and Singapore Bio-Innovations Pte. Ltd., are holders of approximately 9% of our capital stock. On April 24, 2011, we executed our acceptance of EDB’s tax incentive proposal. Under the terms of the proposal, we may become entitled to various tax incentives depending on the size and scope of our business in Singapore and on our aggregate investments in Singapore, in each case as of specified measurement dates. We do not expect the proposal acceptance to have a material impact on our business, operating results, or financial condition at this time. Further, we cannot predict whether the proposal acceptance will have a material impact on our business, operating results, or financial condition in future periods because the availability of the tax incentives will depend entirely on the long-term development of our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: April 28, 2011	By:	/S/ VIKRAM JOG
Vikram Jog
Chief Financial Officer